Exhibit 10.1.2

ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum to Employment Agreement (the "Addendum") is entered into as of November 21, 2006. All capitalized terms unless defined herein shall have the meanings ascribed to them in the Employment Agreement (as defined below).

WITNESSETH:

WHEREAS, Valley Bank (the “Bank”) and Robert L. Messier, Jr. (the “Employee”) are parties that a certain Employment Agreement dated as of July 1, 2004, as amended as of November 1, 2004 (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement as provided for herein.

NOW, THEREFORE, in consideration of their mutual promises herein contained, the parties agree as follows:

1.   Section III(a) of the Employment Agreement is hereby amended by deleting “One Hundred Forty Three Thousand ($143,000.00) Dollars” and inserting “One Hundred Eighty Thousand Dollars ($180,000.00)” therefor.

2.   This Addendum (a) may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be considered one instrument and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the day and year first above written.

VALLEY BANK

/s/ James J. Pryor
By:  James J. Pryor

/s/ Robert L. Messier, Jr.
Robert L. Messier, Jr.